UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: November 14, 2011

(Date of earliest event reported)

Oragenics, Inc

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Bayport Drive, Suite 685 Tampa, FL		33607
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of Long-Term Incentive Plan

On November 14, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Oragenics, Inc (“Oragenics” or the “Company”) as well as the Board of Directors approved a long-term performance-based incentive plan (the “2012 Plan”) to be administered under the Company’s Amended and Restated 2002 Stock Option and Incentive Plan (as amended the “Stock Incentive Plan”). The Company believed it was in the best interest of the Company to: (i) develop a culture of achievement and performance; (ii) align the incentive structure to the long term goals of the Company; (iii) promote retention; (iv) promote achievement of targeted results; (v) use equity proactively and as an appropriate incentive; and (vi) employ variable compensation based upon performance goals.

General Terms. The 2012 Plan provides for the award of shares of common stock as a bonus to designated executive officers and employees of the Company. The shares will be issued to participants during the term of the 2012 Plan, subject to the satisfaction of applicable performance goals (as described below). Participants are eligible to receive a bonus payable in shares of common stock if they continue to be employed by the Company through the first to occur of either of the following: (i) the Company’s achievement, on or before December 31, 2013 (the “Termination Date”), of the various “Performance Goals” set forth below, or (ii) the effective date of a “Change in Control” of the Company that occurs at any time following the date of this Agreement and on or before the Termination Date.

Retention Award. The 2012 Plan also contemplates an immediate retention award to be made to the designated participants, which shall be payable in shares of common stock of the Company, as a retention award (a “Retention Award”). The Retention Award was determined by multiplying (i) the approved award percentage for the Retention Award by (2) the total number of outstanding shares of Common Stock, determined on a non-fully diluted basis.

Performance and Vesting. The performance periods for the 2012 Plan run from January 1, 2012 through December 31, 2013. Awards will be credited to participants, up to target levels, to the extent that the performance goals are satisfied, as determined by the Compensation Committee. Upon the occurrence of a “Performance Vesting Date” with respect to a “Performance Goal,” a participant will be entitled to receive a number of shares of Common Stock determined by multiplying (1) the award percentage (each, an “Award Percentage”) corresponding to that particular Performance Goal as set forth in their award agreement by (2) the total number of outstanding shares of Common Stock, determined on a non-fully diluted basis, as of that particular applicable Performance Vesting Date. For purposes of an award, the “Performance Vesting Date” with respect to a Performance Goal shall be the day on which the Compensation Committee of the Company’s Board of Directors certifies and determines, in its reasonable discretion, that the applicable Performance Goal has been achieved. Participants are required to remain employees of the Company through the date on which the Compensation Committee makes a final determination under the 2012 Plan with respect to the satisfaction of the performance goals during the performance period.

Performance Goals. The 2012 Plan provides for awards upon the Company achieving any of the following performance goals: (i) achievement of Company fiscal year sales equal or greater than $10,000,000; (ii) achievement of Company fiscal year sales equal or greater than $20,000,000; (iii) achievement by the Company of cash flow positive in any fiscal quarter; (iv) achievement by the Company of earnings per share in any fiscal year equal or greater than $0.02 per share of Company stock; (v) Achievement of price per share of Company stock equal to $10.00; (vi) Achievement of price per share of Company stock equal to $20.00; (vii) licensing of any science technology which results in upfront cash receipt of $2M; or (viii) capital raise by the Company of $5,000,000 in both fiscal years or a $10,000,000 in a single raise.

Change of Control. In the event a Change in Control of the Company occurs, a participant will be entitled to receive the full amount of the shares with respect to any Performance Goal as to which the related Performance Vesting Date did not occur prior to the date of the Change in Control as though the Performance Goal had been fully achieved as of the time of the Change in Control except with respect to the Share Appreciation Goals which will depend on the price per share of any change in control transaction. The term “Change in Control” for purposes of an award shall mean: a “Corporate Transaction” as defined in the Company’s Stock Incentive Plan.

Award Agreement and Participants. An award agreement will be delivered to each participant under the 2012 Plan, which shall set forth the percentage award of shares to be awarded to the participant upon achievement of the

Performance Goals and the terms thereof. New participants may be added to the 2012 Plan following the beginning of the performance period. A copy of the form of long term incentive plan award agreement for employee participants approved by the Committee and Board is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Executive Officer Participants-Long Term Incentive Plan. The Company’s President and Chief Executive Officer, Dr. John Bonfiglio’s, employment agreement with the Company required the adoption of an equity based plan tied to certain performance goals. The 2012 Plan is intended by the Company to meet the employment agreement requirement. Accordingly, Dr. Bonfiglio, is a designated participant in the 2012 Plan, as well as certain executive officers and employees, including, Brian Bohunicky, the Company’s Chief Financial Officer. Under the 2012 Plan, and pursuant thereto on November 14, 2011, Dr. Bonfiglio and Mr. Bohunicky were immediately awarded the Retention Awards in share amounts of 29,000 shares and 12,800 shares, respectively under the Stock Incentive Plan. The closing price of the Company’s common stock on November 14, 201l, the date of the awards, was $1.50.

The 2012 Plan is an incentive program designed to motivate the participants, including the Company’s CEO and CFO to achieve the Company’s financial and other performance objectives and to reward them if, and when, those objectives are met. The share based awards payable to these executive officers will be based on the achievement of the performance goals listed above and tied to certain pre-determined and approved percentages. The specific percentages for Dr. Bonfiglio’s and Mr. Bohunicky’s awards upon achievement of the specific Performance Goals are as follows:

Executive	$10M Sales	$20M Sales	Positive CF	EPS Goal	$10 Share Appreciation	$20 Share Appreciation	License Technology	Company Capital Raise
Dr. John Bonfiglio	0.50%	0.40%	0.50%	0.70%	0.50%	0.30%	0.40%	0.70%
Brian Bohunicky,	0.22%	0.18%	0.22%	0.31%	0.22%	0.14%	0.18%	0.31%

Assuming a Change of Control event during the 2012 Plan period, and based upon the current level of the Company’s outstanding shares of common stock, Dr. Bonfiglio and Mr. Bohunicky would be entitled to receive an aggregate of 232,000 and 103,300 shares respectively, (assuming that all performance awards would be included as vested upon a change in control).

Change in Non-Employee Director Compensation

In connection with the approval of the 2012 Plan, the Compensation Committee also simultaneously considered and approved a change in the Company’s director compensation program to add a similar long term incentive plan for the non-employee directors. These changes were considered by the Compensation Committee to be in the best interest of the Company and necessary to attract and retain highly qualified directors to serve on the Company’s board. The full board also ratified and approved the changes to the director compensation program. The long term incentive plan is comparable in all respects to the long-term incentive plan for the designated executive officers and employee participants, including the Performance Goals. The award percentages for each non-employee director for the achievement of each designated Performance Goal is the same for each non-employee director as follows:

Non-Emp. Director	$10M Sales	$20M Sales	Positive CF	EPS Goal	$10 Share Appreciation	$20 Share Appreciation	License Technology	Company Capital Raise
	0.11%	0.09%	0.11%	0.16%	0.11%	0.06%	0.09%	0.16%

As a result of the addition of the long-term incentive program as a component of non-employee director compensation, on November 14, 2012 each non-employee director (Dr. Frederick Telling, Charles Pope, Dr. Alan Dunton, Robert Koski and Christine Koski) received an immediate Retention Award of 6,400 shares under the Stock Incentive Plan. Assuming a Change of Control event during the 2012 Plan period, and based upon the current level of the Company’s outstanding shares of common stock, each non-employee director would be entitled to receive an aggregate of 51,700 shares (assuming that all performance awards would be included as vested upon a change in control). A copy of the form of long term incentive plan award agreement for non-employee directors (“LTIP Director Award Agreement”) approved by the Committee and Board is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	FINANCIAL INFORMATION AND EXHIBITS

(d) Exhibits.

Number	Description

10.1	Form of LTIP Employee Award Agreement.

10.2	Form of LTIP Director Award Agreement.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 16th day of November, 2011.

ORAGENICS, INC. (Registrant)

BY:	/s/ Brian Bohunicky
Brian Bohunicky
Chief Financial Officer